UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

NCR CORPORATION
(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2018, NCR Corporation (“NCR” or the “Company) announced the following changes to its executive leadership team.

(b)	Retirement of Robert P. Fishman

On July 24, 2018, Robert P. Fishman, Executive Vice President, Chief Financial Officer and Chief Accounting Officer, notified NCR of his decision to retire from NCR, effective at an undetermined time in the future.  Mike Hayford, Chief Executive Officer and President of NCR said “On behalf of our Board of Directors, stockholders and employees, we thank Bob for his service to NCR and we wish him the best.”  In connection with Mr. Fishman’s retirement, NCR and Mr. Fishman expect to enter into an agreement under which, among other things, Mr. Fishman will agree to continue serving in his current role until at least the appointment of his successor, and thereafter to provide certain consulting and transitional services to the Company.

(c)	Appointment of Owen J. Sullivan as Chief Operating Officer and Appointment of Paul Langenbahn as Executive Vice President, NCR Corporation and President, NCR Commerce

On July 26, 2018, the Company announced that Owen J. Sullivan had been appointed  as the Company’s Chief Operating Officer.  Mr. Sullivan commenced employment with the Company on July 23, 2018.

Mr. Sullivan, age 60, was most recently an independent consultant, providing strategic planning, consulting and executive mentoring, and working with and investing alongside private equity firms and other investor groups.  Prior to that, Mr. Sullivan was with ManpowerGroup, a workforce and talent management solutions company, from 2003 to 2013, where his leadership helped transform the company’s business.  At ManpowerGroup, he served as President of the Specialty Brands and Experis units from 2010 to 2013, and he served as the CEO of the Right Management and Jefferson Wells International, Inc. subsidiaries from 2004 to 2013 and from 2003 to 2010, respectively.  Before joining ManpowerGroup, Mr. Sullivan was with Sullivan Advisors, LLC, a provider of strategic planning, consulting and executive mentoring for small to medium-sized businesses, from 2001 to 2003.  Prior to that, Mr. Sullivan was with Metavante Technologies, Inc., a bank technology processing company, from 1993 to 2001, where he was instrumental in the company’s growth and expansion of new business lines.  He served as the President of Metavante’s Financial Services Group and Enterprise Solutions Group from 1999-2001 and from 1995 to 1999, respectively.  He served as Senior Vice President of Sales and Marketing at Metavante from 1993 to 1995.  Before joining Metavante, Mr. Sullivan was with International Business Machines (IBM), where he held various sales, sales management and product marketing roles from 1979 to 1993.  Mr. Sullivan is a member of the Board of Directors of Computer Task Group, Inc.  Mr. Sullivan is also a member of the Board of Directors of Johnson Financial Group, and serves as a member of its Wealth Management, Risk and Succession Committees.  In addition, Mr. Sullivan is a member of the Board of Directors of Marquette University, and serves as Chairman of the Board and a member of its Executive, Nominating and Governance and Finance Committees.  Mr. Sullivan is also a member of the Board of Directors of the Medical College of Wisconsin, and chairs its Advancement Committee, and serves on its Executive, Audit, Nominating and Governance and Investment Committees.

In connection with his appointment, the Company and Mr. Sullivan entered into a letter agreement, dated July 18, 2018, under which he will receive an annual base salary of at least $725,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 150% of his base salary.  For the 2018 year, Mr. Sullivan’s cash bonus will be no less than the pro-rated portion of his target bonus amount.  He will also receive new hire equity awards of stock options with a total award value equal to $1,500,000 (the “Sign-On Options”), stock options with a total award value equal to $2,250,000 (the “2018 Options”), and time-based restricted stock units with an award value equal to $2,250,000 (the “2018 RSUs”), with each such award being the subject of a separate grant agreement.  He will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Program which, for 2019, will include awards with an aggregate value of no less than $4,500,000.  Mr. Sullivan will participate in the NCR Executive Severance Plan with a separation benefit of one and one-half times (1.5x) his annual base salary and target bonus (as defined in the plan) in the event of a qualifying termination, and will participate in the Amended and Restated NCR Change in Control Severance Plan with a “Tier I” benefit level.  In addition, if Mr. Sullivan is terminated without “cause” or resigns from NCR voluntarily for “good reason,” the unvested portion of the Sign-On Options, 2018 Options and 2018 RSUs will immediately vest, and the Sign-On Options and 2018 Options will remain exercisable until the earlier of the first anniversary of the termination of his employment and the option expiration date.  Mr. Sullivan will be eligible for relocation benefits, as well as standard executive benefits relating to financial planning and physical examinations.  The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Sullivan.

There is no arrangement or understanding between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was selected as an officer and director, and Mr. Sullivan does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There is no family relationship between Mr. Sullivan and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

Paul Langenbahn, NCR’s former Chief Operating Officer, has been appointed to serve as Executive Vice President, NCR Corporation and President, NCR Commerce, effective as of July 26, 2018.  Mr. Langenbahn, 50, became NCR’s Chief Operating Officer in March, 2018.  From January 2017 to March 2018, Mr. Langenbahn served as Executive Vice President, Global Software.  From April 2014 to December 2016, Mr. Langenbahn served as Senior Vice President and President, Hospitality, and before that, following NCR’s acquisition of Radiant Systems, Inc. in 2011, he served as Vice President, Global Sales, Marketing and Services for NCR’s Hospitality division.  Prior to joining NCR in 2011, Mr. Langenbahn was President of Radiant Systems’ Hospitality division, and he held various other leadership roles in sales, professional services, solution management and general management at Radiant Systems, where he was instrumental in the company’s development and growth.  On July 26, 2018, the Company and Mr. Langenbahn entered into an amendment to his May 2, 2018 letter agreement, in which the Company changed Mr. Langenbahn’s title and position, and agreed that such changes qualified as an event constituting “succession good reason” and that Mr. Langenbhan will accordingly be entitled to resign for Succession Good Reason at any time between now and April 30, 2020, and receive benefits in accordance with the terms of his amended letter agreement, guaranteed his severance benefits in the event of a qualifying termination on or before April 30, 2020 to be the greater of the benefits payable to him under the NCR Executive Severance Plan as of May 2, 2018 or the benefits payable under any new NCR executive severance plan which may be in place at termination; granted him a cash retention incentive totaling $1,000,000, payable in two installments, consisting of a cash payment of $400,000 on December 31, 2018 and a cash payment of $600,000 on June 30, 2019, conditioned upon his continued employment through the installment dates and compliance with certain restricted covenants; and agreed certain related terms relative to a qualifying termination.

There is no arrangement or understanding between Mr. Langenbahn and any other person pursuant to which Mr. Langenbahn was selected as an officer and director, and Mr. Langenbahn does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There is no family relationship between Mr. Langenbahn and any director, executive officer or person nominated or chosen by the registrant to become a director or executive officer of the registrant.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s directors and executive officers, is included in the Company’s Proxy Statement for the 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on March 14, 2018.

Copies of Mr. Fishman’s agreement, should the Company and Mr. Fishman enter into such an agreement, Mr. Sullivan’s employment letter, and Mr. Langenbahn’s employment letter amendment will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018.

Item 7.01   Regulation FD Disclosure.

On July 26, 2018, NCR issued a press release announcing the events described in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated July 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: July 26, 2018	By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary